UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 20, 2007

ASIA4SALE.COM, INC.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-27735 (Commission File Number)	77-0438927 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer
2465 West 12th Street, Suite 2 Tempe, Arizona 85281-6935
(Address of principal executive offices)

(480) 505-0070
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS

On April 20, 2007, Asia4Sale.com, Inc. (“Company”) held a special meeting of shareholders to amend its articles of incorporation to change the name of the Company to “Asia8, Inc.”, to amend its articles of incorporation to reflect a preferred class of shares of 25,000,000 shares par value $0.001 and to authorize the board of directors to effect a one share for two shares reverse split of its common stock.

The shareholders approved the proposed amendments to the Company’s articles of incorporation and authorized the board of directors to effect a one share for two shares reverse split of its common stock.

The amendments to the Company’s articles of incorporation and the reverse stock split will be effected on the filing of amended articles with the Nevada Secretary of State in coordination with the Company’s transfer agent.

The Company anticipates an effective date of April 27, 2007 for these changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   Asia4Sale.com, Inc.                                                                    Date

   By: /s/ Eric Montandon                                                                 April 20, 2007

   Name: Eric Montandon

   Title: Chief Executive Officer